SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)
(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry into a Material Definitive Agreement

On May 16, 2006, our Board of Directors accepted and ratified and a Settlement and Release Agreement (the “Settlement Agreement”) with our Chairman of the Board, Thomas Hemingway. We entered into the Settlement Agreement with Mr. Hemingway on May 16, 2006. The more important terms of the Settlement Agreement are summarized as follows:

1.    Mr. Hemingway resigned from our Board and as our Chairman as of May, 16, 2006.

2.    Mr. Hemingway agreed to terminate his employment agreement with us and waive all rights he might have to any further compensation or payment of any kind under that Employment Agreement.

3.    Mr. Hemingway released our Company and all of our controlled entities from all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments, and injunctions of any nature whatsoever, whether known or unknown.

4.    We agreed to issue to Mr. Hemingway 393,333 shares of our common stock as additional consideration under the Settlement Agreement. Of those shares, 333,333 shares will be registered on a Form S-8, to be filed no later than May 19, 2006.

5.    The shares registered under the Form S-8 will be subject to certain lock-up provisions contained in the Settlement Agreement, thereby placing certain restrictions on Mr. Hemingway’s ability to sell the shares.

6.    Our Company agreed to release Mr. Hemingway and his controlled or affiliated entities from all claims, losses, fines, penalties, damages, demands, judgments, debts, obligations, interests, liabilities, causes of action, breaches of duty, costs, expenses, judgments, and injunctions of any nature whatsoever, whether known or unknown.

7.    Mr. Hemingway and our Company agreed to certain additional obligations under the Settlement Agreement.

A copy of the Settlement Agreement is attached to this current report as Exhibit 10.1.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On and effective May 16, 2006, Thomas Hemingway resigned his position as Chairman of our Board of Directors. Mr. Hemingway’s departure was voluntary and in conjunction with the Settlement Agreement discussed in Item 1.01 of this current report. Mr. Hemingway’s position on the Board was not immediately filled.

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On and effective May 16, 2006, as a result of Mr. Hemingway’s departure, Stan Hirschman, a member of our Board of Directors since February, 2006, was appointed by our Board to serve as Interim Chairman of the Board while the Board interviews candidates for directors and makes a decision as to electing a permanent Chairman.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	Settlement and Release Agreement.

99.1	Press release issued by Oxford Media, Inc., dated May 17, 2006.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE,
Chief Executive Officer

Date: May 18, 2006